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                                                                   EXHIBIT 10.31

                        SETTLEMENT AND RELEASE AGREEMENT

         This Settlement and Release Agreement ("Agreement"), dated April 10, 2003, is made and entered into by and between Windsor Woodmont Black Hawk Resort Corporation, a Colorado corporation ("Windsor Woodmont"), on the one hand, and Hyatt Gaming Management, Inc. ("Hyatt"), on the other hand. Windsor Woodmont and Hyatt are referred to herein as the "Parties."

                                    RECITALS

         A. On November 7, 2002 (the "Petition Date"), Windsor Woodmont filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Colorado (the "Bankruptcy Court") commencing its Chapter 11 case, Case No. 02-28089-ABC (the "Bankruptcy Case").

         B. Windsor Woodmont is the developer and owner of the Black Hawk Casino by Hyatt (the "Casino") located in Black Hawk, Colorado.

         C. On February 2, 2000, Windsor Woodmont and Hyatt entered into a Management Agreement pursuant to which Hyatt was retained by Windsor Woodmont to manage the Casino (the "Management Agreement"). The Management Agreement has an initial 15-year term (commencing December 20, 2001), with Hyatt having the option to extend such term for up to two additional 5-year periods if certain conditions specified in the Management Agreement are met.

         D. Pursuant to Section 4.2 of the Management Agreement, Hyatt is to receive a management fee for managing the Casino. The fee is made up of two components: (i) a "basic fee" equal to 3% of the Adjusted Gross Receipts (as defined in the Management Agreement) of the Casino for each fiscal year (the "Basic Fee") and (ii) a "contingent incentive fee" equal to 5% of positive EBITDA (as defined in the Management Agreement) for each fiscal year (the "Contingent Incentive Fee," and together with the Basic Fee, the "Management Fee").

         E. On March 14, 2000, Windsor Woodmont and SunTrust Bank, as trustee, entered into an Indenture, pursuant to which Windsor Woodmont obtained $100 million in financing for the construction and development of the Casino through the issuance of 13% First Mortgage Notes with a maturity date of March 15, 2005 (the "First Mortgage Notes"). The First Mortgage Notes provide, with certain exclusions set forth therein including, without limitation, the liens of the FF&E Lender (as such term is defined below), that they are secured by a first priority lien on substantially all of Windsor Woodmont's assets. The Parties are informed and believe that the First Mortgage Notes are currently substantially held by Ableco Finance, LLC, Farallon Capital Management, Credit Suisse Fixed Income, Credit Suisse Leveraged Instruments, Highland Capital Management, MW Post Advisory Group, Trust Company of the West and Libra Securities (collectively, the "First Mortgage Noteholders").

         F. On October 2, 2001, Windsor Woodmont and Wells Fargo Bank, as the administrative and collateral agent for a consortium of lenders, entered into a loan

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agreement pursuant to which Windsor Woodmont obtained $20.8 million in financing for the purpose of acquiring furniture, fixtures and equipment to be used in connection with the development and operation of the Casino (the "FF&E Loan"). The FF&E Loan is secured by a first priority lien on all of the furniture, fixtures and equipment (including gaming equipment) purchased with the FF&E Loan proceeds. The maturity date of the FF&E Loan is January 1, 2005. The FF&E Loan has been assigned in its entirety to David R. Belding (the "FF&E Lender").

         G. On March 14, 2000, Windsor Woodmont and Hyatt entered into a loan agreement pursuant to which Windsor Woodmont obtained $7.5 million for the purpose of financing a portion of the construction and development of the Casino (the "Second Mortgage Note"). The Second Mortgage Note provides that it is secured by the same assets that secure the First Mortgage Note, but is subordinate to the liens of the First Mortgage Noteholders and the FF&E Lender. The maturity date of the Second Mortgage Note is March 15, 2010.

         H. On or about December 23, 2002, Windsor Woodmont filed its Motion for Court Approval of Debtor Rejection of Hyatt Management Agreement (the "Rejection Motion"). On or about January 10, 2003, the First Mortgage Noteholders filed an objection to the Rejection Motion which was joined by SunTrust Bank on January 13, 2003. On or about January 15, 2003, Hyatt filed an objection to the Rejection Motion. Extensive discovery in connection with the Rejection Motion was undertaken in February and March, 2003. The hearing on the Rejection Motion is currently scheduled for April 7 and 8, 2003.

         I. On January 22, 2003, Hyatt filed a proof of claim (the "Proof of Claim") in the Bankruptcy Case asserting (i) a secured claim evidenced by the Second Mortgage Note in the amount of $11,702,794.65 (comprised of principal in the amount of $9,840,232.99 and interest in the amount of $1,862,561.66), and
(ii) an unsecured claim in the amount of $2,128,028.42 (comprised of $1,176,192.57 in unreimbursed pre-opening costs from October 2000 through June 2002 and $951,835.85 in unreimbursed post-opening operational costs from March 2002 through November 2002).

         J. Windsor Woodmont disputes the amount and priority of Hyatt's claims set forth in the Proof of Claim and, in the absence of this Agreement, would dispute the assertion by Hyatt of any damage claim that Hyatt could assert against Windsor Woodmont upon the rejection of the Management Agreement in the Bankruptcy Case (the "Rejection Damage Claim").

         K. Hyatt currently has control over certain funds from the operations of the Casino (the "Funds"). Windsor Woodmont has made demand on Hyatt to turn over such Funds to Windsor Woodmont in accordance with the terms of the Management Agreement. Hyatt claims an interest in the Funds and to date has refused to turn over the Funds to Windsor Woodmont. Windsor Woodmont has also made demand on Hyatt to refund that portion of Hyatt's Basic Fee in 2002 that Windsor Woodmont alleges was improperly calculated on player loyalty point redemptions, coupon redemptions, and direct mail cash coupons (the "Disputed Management Fees"). Hyatt disputes any and all Windsor Woodmont claims of Management Fee overcharges.

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         L.       It is the intention and desire of the Parties to settle,
compromise and resolve all of the differences, disagreements and disputes which have existed and may now exist between them and to enter into the releases set forth herein, all on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises and releases contained herein, and to avoid the cost, uncertainty and risk of litigation, the Parties hereby agree as follows:

         1. Incorporation of Recitals. All of the Recitals set forth in paragraphs A through L, inclusive, are incorporated herein by this reference as though set forth in full at this place.

         2. Bankruptcy Court Approval. The terms of the settlement set forth herein are expressly conditioned on the Parties' execution of this Agreement and the entry of a final order of the Bankruptcy Court approving this Agreement (the "Approval Order"). For purposes of this Agreement, a final order shall mean an order as to which no appeal has been timely brought or, if an appeal has been timely brought, as to which no stay has been obtained. The Parties shall fully cooperate to have the terms of this Agreement approved by the Bankruptcy Court as soon as reasonably possible, including making a joint request to the Bankruptcy Court to schedule an expedited hearing on the approval of this Agreement. Upon the entry of the Approval Order, the Management Agreement will be deemed rejected on the terms and conditions set forth in this Agreement (the "Rejection Date") and the hearing on the Rejection Motion will be taken off the Bankruptcy Court's calendar. Until the entry of the Approval Order, the Parties acknowledge that the Management Agreement shall remain in full force and effect, subject to the provisions of P. 8 hereof, and any and all rights to payment that accrue prior to the Rejection Date shall, subject to the provisions P. 7 hereof, be unaffected by the terms of this Agreement. In the event that this Agreement is not approved by the Bankruptcy Court, (i) this Agreement shall be void ab initio, (ii) nothing herein shall be deemed an admission by any Party, (iii) this Agreement shall not be admissible in the Bankruptcy Court or in any other court or proceeding, and (iv) each Party shall retain all of its rights which existed immediately prior to the Parties' agreement to settle their disputes as provided in this Agreement.

         3. Allowance of Claim in the Bankruptcy Case. Hyatt shall hold an allowed pre-petition claim in the Bankruptcy Case in the total amount of $18,318,368.49 (the "Allowed Unsecured Claim"), which amount is broken down as follows:

                  a. Allowed Rejection Damage Claim. The Parties agree that Hyatt shall hold an allowed pre-petition unsecured Rejection Damage Claim in the Bankruptcy Case in the amount of $5,000,000.

                  b. Allowed Second Mortgage Note Claim. The Parties agree that Hyatt shall hold an allowed pre-petition unsecured claim in the Bankruptcy Case based on the Second Mortgage Note in the amount of $10,877,790.74; provided, however, that, in the event that the

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                           collateral that secures the Second Mortgage Note
                           claim is determined by the Bankruptcy Court to have a value in excess of the liens senior to the Second Mortgage Note claim (including, without limitation, the liens of the FF&E Lender and the First Mortgage Noteholders), Hyatt's claim based on the Second Mortgage Note shall be secured to the extent of the value of Hyatt's collateral, with the balance of such claim being unsecured.

                  c. Allowed Claim for Pre-Opening Casino Expenses. The Parties agree that Hyatt shall hold an allowed pre-petition unsecured claim in the Bankruptcy Case based on unreimbursed pre-opening Casino expenses in the amount of $1,532,920.67.

                  d. Allowed Claim for Post-Opening Casino Expenses. The Parties agree that Hyatt shall hold an allowed pre-petition unsecured claim in the Bankruptcy Case based on unreimbursed post-opening Casino expenses in the amount of $907,657.08.

         4. Treatment of Allowed Unsecured Claim Under a Plan of Reorganization and Support for Plan of Reorganization. Windsor Woodmont shall use its best efforts to propose, and Hyatt shall support, a plan of reorganization ("Plan") in the Bankruptcy Case that provides the following treatment on account of Hyatt's Allowed Unsecured Claim. Commencing one (1) month after the effective date of the Plan, Windsor Woodmont shall commence making monthly interest-only payments in arrears on the unpaid portion of Hyatt's Allowed Unsecured Claim at a rate of six percent (6%) per annum (the "Interest Only Payments"). The Interest Only Payments will continue until Windsor Woodmont generates Excess Cash Flow (defined below), from and after which time Windsor Woodmont shall make, in addition to the Interest Only Payments, monthly principal payments to Hyatt on account of the Allowed Unsecured Claim (due on or before the fifth business day of the month) in the amount of all Excess Cash Flow generated during the previous month until such time as the Allowed Unsecured Claim is indefeasibly paid in full; provided, however, that in any event Windsor Woodmont must repay the Allowed Unsecured Claim in full in cash on or before the seventh anniversary of the effective date of the Plan. For purposes of this Section 4, "Excess Cash Flow" shall mean the Consolidated Cash Flow of Windsor Woodmont (as defined in Section 1.29 of the Second Mortgage Note as in effect on the Petition Date) for any month minus all of the following: (i) any payments required to be made or reserved for by Windsor Woodmont during such month pursuant to a Plan or other order of the Bankruptcy Court (including, without limitation, payments required to be made to or reserved for the FF&E Lender and the First Mortgage Noteholders); (ii) a reasonable monthly reserve for capital expenditures in an amount not to exceed 3% of Adjusted Gross Receipts (as such term is defined in the Management Agreement); (iii) any amounts necessary to establish and maintain an operating reserve in the aggregate amount of $9,000,000; (iv) all reasonable and necessary costs incurred by Windsor Woodmont during such month in connection with its operation of the Casino (which amounts shall include those expenses presently designated as "owner operating" costs provided that such expenses do not exceed $1,200,000 annually); and (v) in the event that Hyatt has been indefeasibly paid $4,000,000 in principal on account of its Allowed Unsecured Claim, any amounts necessary to establish and maintain a reserve in the amount

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of $1,000,000 for the purpose of funding the pre-planning costs related to the construction of a hotel on the Casino property. Nothing in this Agreement shall prejudice (i) Hyatt from claiming that, under applicable law, its Allowed Unsecured Claim must be treated on terms as favorable as those on which other unsecured claims are treated, or (ii) any other unsecured creditor of Windsor Woodmont from receiving the same treatment on account of its unsecured claim as Hyatt is to receive on account of its Allowed Unsecured Claim pursuant to this Agreement.

         5. Restricted Distributions To Equity Holders. Until such time as Hyatt's Allowed Unsecured Claim has been indefeasibly paid in full (including all interest accrued thereon), Windsor Woodmont shall not directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution to its equity holders on account of their equity interests (collectively, the "Equity Interests"); (ii) purchase, redeem or otherwise acquire for value (including, without limitation, in connection with any merger or consolidation involving Windsor Woodmont) any Equity Interests (this subparagraph 5(ii) shall not prohibit a redemption of the stock held by Paul Steelman, Ltd. ("Steelman") as part of any settlement of Windsor Woodmont's claims against Steelman where such settlement does not provide for the payment of cash by Windsor Woodmont); (iii) make any payment of principal on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any indebtedness that is subordinate to Hyatt's Allowed Unsecured Claim;
(iv) increase the compensation of any of its executives except for (a) a one-time 15% increase to the salaries of Michael Armstrong and Timothy Rose (approved by Windsor Woodmont's Board of Directors prior to the Petition Date) to become effective as of the Rejection Date and (b) no more than 10% per annum increases of the salaries of Michael Armstrong and Timothy Rose upon authorization by Windsor Woodmont's Board of Directors; (vi) make any payment or distribution to any Affiliate; and (vii) grant any equity holder stock appreciation or similar rights (this subparagraph 5(vii) shall not prohibit Windsor Woodmont from reissuing options at a different strike price). For purposes of this Agreement, the term "Affiliate" shall include any entity that controls, is controlled by or is under common control with, Windsor Woodmont.

         6. Turnover of Funds to Windsor Woodmont. Hyatt shall waive any claim or interest in and to the Funds and shall acknowledge that the Funds are the property of Windsor Woodmont (subject to the cash collateral claims, if any, of the FF&E Lender and the First Mortgage Noteholders) and should be turned over to Windsor Woodmont. Promptly upon the entry of the Approval Order, Hyatt shall turn over to Windsor Woodmont the Funds; provided, however, that Hyatt shall be entitled to withhold sufficient amounts from the Funds to pay any and all employee-related liabilities (fixed as well as contingent) arising out of its management of the Casino (the "Employee Reserve"). Within 180 days of the entry of the Approval Order, Hyatt shall provide Windsor Woodmont with an accounting of the amounts paid from the Employee Reserve. On such date, in the event that the amount of the Employee Reserve exceeds the aggregate amount of employee-related liabilities after all such liabilities have been paid in full, Hyatt shall remit to Windsor Woodmont the full amount of such excess. In the event that the aggregate amount of such employee-related liabilities exceeds the amount of the Employee Reserve after all such liabilities have been paid in full, Windsor Woodmont shall remit to Hyatt the full amount of such shortfall in cash within ten (10) business days of receiving notice thereof from Hyatt. In the event that additional employee-related liabilities are discovered by Hyatt after the 180-day period set

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forth herein, Hyatt shall provide Windsor Woodmont with an accounting of such additional expenses and Windsor Woodmont shall remit to Hyatt the full amount of such shortfall in cash within ten (10) business days of receiving notice thereof from Hyatt.

         7. Treatment of Disputed Management Fees. Upon Hyatt having been indefeasibly paid $2,000,000 in principal on account of its Allowed Unsecured Claim, Windsor Woodmont, in settlement of the Parties' dispute regarding the Disputed Management Fees, shall have the right to retain for its own account the next $250,000 in Excess Cash Flow to which Hyatt would otherwise be entitled under Paragraph 4 of this Agreement and reduce the unpaid portion of Hyatt's Allowed Unsecured Claim by such amount.

         8. Cooperation With Transition of Management of the Casino to Windsor Woodmont; Payment of Expenses In Connection With Transition.

                  (a) The Parties agree to fully cooperate with each other in connection with the transition of the management of the Casino to Windsor Woodmont and agree to comply with the terms of Section 29 of the Management Agreement (as in effect on the Petition Date) for purposes of such transition; provided, however, that Hyatt shall not have the right to purchase any items of equipment, consumables or supplies from Windsor Woodmont as provided in Section 29.4 of the Management Agreement.

                  (b) Notwithstanding anything in Section 29 of the Management Agreement to the contrary, Windsor Woodmont shall remove all exterior signage containing Hyatt protected names and marks immediately after the Rejection Date and shall cease all other use of Hyatt's protected names and marks as of and after the Rejection Date, except to the extent expressly permitted by the Colorado Division of Gaming (the "Gaming Division"). To the extent the Gaming Division expressly permits Windsor Woodmont to use any Hyatt protected names or marks after the Rejection Date, Windsor Woodmont shall nevertheless cease all such use as soon as practicable after the Rejection Date.

                  (c) Hyatt's cooperation in the transition of management to Windsor Woodmont shall commence promptly upon the execution of this Agreement, but shall be required only to the extent that such cooperation would not be inconsistent with Hyatt remaining as manager of the Casino and would not otherwise negatively impact Hyatt should this Agreement not be approved by the Bankruptcy Court.

                  (d) Hyatt's cooperation shall include, but not be limited to, providing in a timely manner readily available, non-proprietary information reasonably requested by Windsor Woodmont subject to applicable law and Hyatt's existing contractual relationships, and implementing in a timely manner, subject to applicable law and Hyatt's existing contractual relationships, Windsor Woodmont's reasonable determinations with regard to, among other things, personnel changes, marketing, slot hold changes, types of

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                  participation games utilized at the Casino and the location of various gaming machines on the floor of the Casino.

                  (e) Windsor Woodmont agrees to fully cooperate with Hyatt with respect to the fulfillment of any regulatory or governmental request made to Hyatt relating to its management of the Casino, including, without limitation, requests made by the Colorado Division of Gaming for certain financial reports.

                  (f) Windsor Woodmont agrees to pay all expenses incurred by Hyatt in connection with the transition of the management of the Casino to Windsor Woodmont (the "Transition Expenses").

                           (i)      Within ten (10) business days after
                           execution of this Agreement, Hyatt shall provide Windsor Woodmont with an estimate of the anticipated Transition Expenses.

                           (ii) Within ten (10) business days of the entry of the Approval Order, Windsor Woodmont shall remit such amount to Hyatt to be held by Hyatt as a "Transition Expense Reserve."

                           (iii) Within 180 days of the entry of the Approval Order, Hyatt shall provide Windsor Woodmont with an accounting of the amounts paid from the Transition Expense Reserve. If the amount of the Transition Expense Reserve exceeds the aggregate amount of Transition Expenses after all such expenses have been paid in full, Hyatt shall thereupon remit to Windsor Woodmont the full amount of such excess. If the aggregate amount of such Transition Expenses exceeds the amount of the Transition Expense Reserve after all such expenses have been paid in full, Windsor Woodmont shall remit to Hyatt the full amount of such shortfall in cash within ten (10) business days of receiving notice thereof from Hyatt.

                           (iv) If additional Transition Expenses are discovered by Hyatt after said 180-day period, Hyatt shall provide Windsor Woodmont with an accounting of such additional expenses and Windsor Woodmont shall remit to Hyatt the full amount of such shortfall in cash within ten (10) business days of receiving notice thereof from Hyatt.

                  (g) Windsor Woodmont acknowledges that Hyatt's obligations under this Agreement are expressly conditioned on Windsor Woodmont's timely payment of all amounts due to Hyatt under this Paragraph 8.

                  (h) As of Rejection Date, Hyatt shall terminate all employees of the Casino (the "Casino Employees") and Windsor Woodmont shall make offers of employment to such Casino Employees as it desires; provided, however, that Windsor Woodmont shall make offers of employment to a sufficient number of Casino Employees so that the requirements of the Worker

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                  Adjustment and Retraining Notification Act or applicable
                  similar state plant closing or mass layoff law (collectively, "WARN") will not apply.

                  (i) All Casino Employees who become employed by Windsor Woodmont shall be referred to as "Transferred Employees." Windsor Woodmont agrees that it shall not terminate any Transferred Employees for at least ninety (90) days following the Rejection Date or otherwise so as to cause WARN to be applicable to Windsor Woodmont or Hyatt.

                  (j) In the event that Windsor Woodmont violates subparagraph 8(h) of this Agreement, Windsor Woodmont shall be responsible for, indemnify and hold Hyatt harmless from any and all liability applicable to Hyatt under WARN. Windsor Woodmont further agrees to pay all costs incurred by Hyatt relating to its compliance with WARN.

                  (k) Windsor Woodmont further agrees to disclose to Hyatt immediately following the Rejection Date the name of each Casino Employee that it did not hire as of the Rejection Date.

         9. Support for Extension of Exclusivity Periods in the Bankruptcy Case. Hyatt shall support a motion to be filed by Windsor Woodmont in the Bankruptcy Case seeking a further three (3) month extension of Windsor Woodmont's exclusive periods to file a Plan and solicit acceptances to the Plan. Windsor Woodmont's current exclusive periods to file a Plan and solicit acceptances to the Plan expire on May 6, 2003 and July 7, 2003, respectively.

         10. Press Releases. The Parties shall fully cooperate in issuing press releases with respect to the settlement contained herein and the Parties' positive contributions to the Casino; provided, however, that neither Party shall issue any press release relating to this settlement or the management of the Casino prior to the Rejection Date without the other Party's prior consent.

         11. Further Assurances. The Parties hereby agree to take such other and further actions, and to execute such other and further documents from time to time as are reasonably necessary in order to confirm or implement the rights granted to each other under this Agreement, and further agree to fully cooperate in effecting and implementing the intent of this Agreement.

         12. No Transfer of Rights or Claims. Each Party represents and warrants to the other that it has not transferred, hypothecated or otherwise encumbered or assigned any rights or any claims to be transferred or released pursuant to the terms of this Agreement, to any person or entity.

         13. Reliance on Independent Legal Advice. The Parties represent and warrant to each other: (a) that each has received advice from its own respective, independent legal counsel prior to its execution of this Agreement;
(b) that the legal nature and effect of this Agreement has been explained to it by its respective counsel; (c) that it fully understands the terms and provisions of this Agreement and the nature and effect thereof; (d) that it is relying solely on the advice of its own legal counsel in executing this Agreement; (e) that it

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has not relied and is not relying upon any representation or statement of the other Party, or counsel for the other Party, not contained in this Agreement;
(f) that it has carefully read this Agreement, knows the contents hereof, and is executing the same freely and voluntarily; and (g) it is aware that it or its respective attorneys may hereafter discover facts different from or in addition to the facts that it now knows or believes to be true with respect to the subject matter of this Agreement, but that it is its intention to fully and finally release the other Party to the full extent of the releases contained in this Agreement, and to otherwise agree to the other terms and conditions of this Agreement.

         14. Release of Claims Against Hyatt by Windsor Woodmont. Effective upon the entry of the Approval Order, except for obligations arising from or under this Agreement, Windsor Woodmont, for itself and for its predecessors, successors, assigns and Affiliates (collectively, the "WW Released Parties"), does hereby release, acquit, and forever discharge Hyatt, and its predecessors, successors, assigns, officers, directors, employees, agents, representatives, equity holders and Affiliates, from any and all claims, actions, causes of action, judgments, awards, costs, expenses, attorneys' fees, debts, obligations, promises, representations, warranties, demands, acts, omissions, rights and liabilities, of any kind and nature whatsoever, including but not limited to those at law, in equity, in tort, and in contract, whether or not asserted to date, and whether known or unknown, suspected or unsuspected, fixed or contingent, which have arisen, are arising, or may in the future arise, directly or indirectly, from or in connection with all matters from the beginning of time until the date hereof, including, but not limited to, the Recitals, the Bankruptcy Case, the Plan, the Management Agreement, the Rejection Motion, the Second Mortgage Note, the Funds, the Proof of Claim, the Rejection Damage Claim, or the Allowed Unsecured Claim. Windsor Woodmont, on behalf of itself and the WW Released Parties, specifically waive the benefits of any statutory or common law of any state, which in effect provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor. It is expressly understood and agreed that the releases contained herein are intended to cover and do cover all known facts and/or claims, as well as any further facts and/or claims within the scope of such released claims not known or anticipated, but which may later develop or be discovered, including all the effects and consequences thereof. Windsor Woodmont, on behalf of itself and the WW Released Parties, acknowledges that they may hereafter discover facts in addition to, or different from, those which they now believe to be true with respect to the subject matter of the claims released herein, but agree that they have taken that possibility into account in reaching this Agreement, and that the releases given herein shall be and remain in effect notwithstanding the discovery or existence of any such additional or different facts, as to which Windsor Woodmont expressly assumes the risk.

         15. Release of Claims Against Windsor Woodmont by Hyatt. After giving effect to the terms of this Agreement, Hyatt shall have claims against Windsor Woodmont of the kinds and in the amounts set forth in Section 3 hereof (the "Hyatt Surviving Claims"). Effective upon the entry of the Approval Order, except for obligations arising from or under this Agreement and the Hyatt Surviving Claims, Hyatt, for itself and for its predecessors, successors, assigns and Affiliates (the "Hyatt Released Parties"), does hereby release, acquit, and forever discharge Windsor Woodmont, and its predecessors, successors, assigns, officers, directors, employees, agents, representatives, equity holders and Affiliates, from any and all claims, actions, causes of action, judgments, awards, costs, expenses, attorneys' fees, debts, obligations, promises, representations, warranties, demands, acts, omissions,

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rights and liabilities, of any kind and nature whatsoever, including but not limited to those at law, in equity, in tort, and in contract, whether or not asserted to date, and whether known or unknown, suspected or unsuspected, fixed or contingent, which have arisen, are arising, or may in the future arise, directly or indirectly, from or in connection with all matters from the beginning of time until the date hereof, including, but not limited to, the Recitals, the Bankruptcy Case, the Plan, the Management Agreement, the Rejection Motion, the Second Mortgage Note, the Funds, the Proof of Claim, the Rejection Damage Claim, or the Allowed Claims. Hyatt, on behalf of itself and the Hyatt Released Parties, specifically waive the benefits of any statutory or common law of any state, which in effect provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor. Except for the Hyatt Surviving Claims, it is expressly understood and agreed that the releases contained herein are intended to cover and do cover all known facts and/or claims, as well as any further facts and/or claims within the scope of such released claims not known or anticipated, but which may later develop or be discovered, including all the effects and consequences thereof. Hyatt, on behalf of itself and the Hyatt Released Parties, acknowledges that they may hereafter discover facts in addition to, or different from, those which they now believe to be true with respect to the subject matter of the claims released herein, but agree that they have taken that possibility into account in reaching this Agreement, and that the releases given herein shall be and remain in effect notwithstanding the discovery or existence of any such additional or different facts, as to which Hyatt expressly assumes the risk.

         16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado as modified and superseded by federal bankruptcy law. The Parties consent and agree that the Bankruptcy Court shall have sole and exclusive jurisdiction over this Agreement, any disputes related to this Agreement or the interpretation thereof.

         17. Representation of Authority. The Parties and the persons signing this Agreement represent and warrant that they each have the requisite authority to enter into and execute this Agreement.

         18. Binding Nature. This Agreement shall be binding upon and shall inure to the benefit of the respective Parties hereto, their successors and assigns, including any Chapter 11 or Chapter 7 trustee for Windsor Woodmont appointed by the Bankruptcy Court or the Office of the United States Trustee or such other court of competent jurisdiction.

         19. No Admission of Wrongdoing. The Parties represent and acknowledge that this Agreement constitutes a compromise, and nothing herein shall constitute or be interpreted as an admission of any wrongdoing by either Party.

         20. Joint Drafting. This Agreement is the product of mutual negotiations, drafting and revision and, as such, shall be construed as jointly drafted by the Parties, and the rule construing ambiguities against the drafter shall not apply.

         21. Integration Clause. This Agreement and the sections of the Management Agreement and Second Mortgage Note referenced herein shall constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof and shall supersede all prior conversations, negotiations, understandings, and agreements between the Parties with respect to the subject matter hereof. To the extent of any conflict between the terms of this Agreement on one hand and the sections of the Management Agreement or the Second Mortgage Note referenced herein on the other hand, the terms of this Agreement shall govern.

         22. Amendment Only in Writing. This Agreement may be amended or modified only by a written agreement executed by the Parties and approved by the Bankruptcy Court.

         23. Litigation Regarding This Agreement. In the event of any dispute arising out of or related to this Agreement, in addition to any damages or other remedy, the prevailing party shall be entitled to recover its reasonable costs, expenses, and attorneys' fees incurred in connection with the dispute.

         24. Notices. Any notices to be given hereunder shall be in writing and shall be deemed to have been duly given to the Party and the attorney for the Party to whom intended: (a) if served personally, on the date of such delivery, (b) if delivered by facsimile, on the date of transmission if transmitted on a business day before 4:00 p.m. Chicago time, (c) if delivered by overnight courier, two (2) days after delivery to the courier properly addressed, or (d) if delivered by U.S. Mail, five days after mailing by first class mail properly addressed. All notices shall be addressed as follows:

         To Windsor Woodmont:

                           Windsor Woodmont Black Hawk Resort Corporation 111 Richman Street
                           Black Hawk, CO 80422
                           Attention:  Timothy Rose
                           Fax: (303) 582-3634

                           And

                           Jerry Dauderman
                           3 Hillsborough
                           Newport Beach, CA 92660
                           Fax: (949) 720-3933

                           And

                           William N. Lobel, Esq.
                           Irell & Manella LLP
                           840 Newport Center Drive, Suite 400
                           Newport Beach, CA  92660
                           Fax: (949) 760-5200

         To Hyatt:

                           Hyatt Gaming Management, Inc.
                           200 West Madison, 42nd Floor
                           Chicago, Illinois  60606
                           Attention:  Ernest East, General Counsel
                           Fax: (312) 920-2342

                           And

                           David Heller, Esq.
                           Latham & Watkins Illinois LLC
                           Sears Tower, Suite 5800
                           233 South Wacker Drive
                           Chicago, IL 60606
                           Fax: (312) 993-9767

Any Party to this Agreement may change the address to which any notice is to be sent by giving reasonable written notice of such change of address to the persons set forth above.

         25. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed a duplicate original, but all of which together shall constitute one and the same instrument. This Agreement shall be operative upon execution of counterparts sent via facsimile transmission, with hard copies to serve as confirmation only.

         26. Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement shall not effect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

                                                   WINDSOR WOODMONT
                                                   BLACK HAWK RESORT CORPORATION

Dated: __________________________                  By: _________________________

                                                   Its: ________________________

                                                   HYATT GAMING MANAGEMENT, INC.

Dated :__________________________                  By: _________________________

                                                   Its: ________________________